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                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549



                                 FORM 8-K

                              CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934



   DATE OF REPORT (Date of earliest event reported) OCTOBER 4, 2001
                         COMMISSION FILE NO. 1-7434




                             AFLAC INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as specified in its Charter)




        GEORGIA                                           58-1167100
--------------------------------                  -------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                      Identification Number)




                   1932 WYNNTON ROAD, COLUMBUS, GEORGIA 31999
             -----------------------------------------------------
             (Address of principal executive offices and zip code)



     Registrant's telephone number, including area code:  (706) 323-3431










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ITEM 5.  OTHER

     AFLAC Incorporated announced on October 4, 2001 that new premium sales in Japan continued to be weak in the third quarter. Based on preliminary data for the month of September, the company estimates that AFLAC Japan's new annualized premium sales in yen declined approximately 17% in the third quarter, compared with the third quarter of 2000. Previously, AFLAC Japan had expected sales to decline 10% to 12% in the quarter.

     New annualized premium sales in the United States remained strong, rising approximately 22% in the third quarter, compared with a year ago. Although sales naturally slowed following the attacks of September 11, they have since regained some momentum. The company continues to expect that full-year new annualized premium sales in the United States will increase 20% to 25%.

     Chairman and Chief Executive Officer Daniel P. Amos commented: "Most importantly, we remain confident that we will achieve our target this year of increasing earnings per share at the high end of our projected 15% to 17% range, excluding the impact of the yen. We also expect to achieve our earnings objective of 15% to 17% growth before currency translation in 2002 and 2003."


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements:

          Not applicable.

     (b)  Pro forma financial information:

          Not applicable.

     (c)  Exhibits:

          99 - News release from AFLAC Incorporated dated October 4, 2001.





















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                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AFLAC INCORPORATED



Date:  October 4, 2001                   /s/ Kriss Cloninger, III
      -------------------------        -----------------------------------
                                          KRISS CLONINGER, III
                                          President and
                                          Chief Financial Officer




Date:  October 4, 2001                   /s/ Norman P. Foster
      -------------------------        -----------------------------------
                                          NORMAN P. FOSTER
                                          Executive Vice President,
                                          Corporate Finance

































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EXHIBITS FILED WITH CURRENT FORM 8-K:

     99 - News release from AFLAC Incorporated dated October 4, 2001.